Exhibit 10.1

THE HAIN CELESTIAL GROUP, INC.

RESTRICTED STOCK AGREEMENT

The Hain Celestial Group, Inc. has granted to the Director named in the Notice of Grant of Restricted Stock (the “Notice”) to which this Restricted Stock Agreement (this “Agreement”) is attached an Award of Shares subject to the terms and conditions set forth in the Notice and this Agreement. This Award shall constitute a Restricted Share award under the Plan. The Company granted the Award pursuant to the Company’s 2000 Directors Stock Plan (as amended and restated effective March 11, 2009) (the “Plan”), the provisions of which are incorporated herein by reference. By signing the Notice, the Director: (a) acknowledges receipt of and represents that the Director has read and is familiar with the Notice, this Agreement, and the Plan, (b) accepts the Award subject to all of the terms and conditions of the Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice, this Agreement or the Plan.

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. ADMINISTRATION.

All questions of interpretation concerning the Notice and this Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Award. The Chief Executive Officer or Chief Financial Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein.

3. THE AWARD.

3.1 Grant and Issuance of Shares. Upon the later of (a) the Date of Grant and (b) the date the Notice shall have been fully executed, the Director shall acquire and the Company shall issue, subject to the provisions of this Agreement, a number of Shares equal to the Total Number of Shares set forth in the Notice. As a condition to the issuance of the Shares, the Director shall execute and deliver to the Company along with the Notice the Assignment Separate from Certificate duly endorsed (with date and number of shares blank) in the form attached to the Notice.

3.2 No Monetary Payment Required. The Director is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the issuance or vesting of the Shares) as a condition to receiving the Shares, the consideration for which shall be past services actually rendered or future services to be rendered to the Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Director shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the Shares issued pursuant to the Award.

3.3 Beneficial Ownership of Shares; Certificate Registration. The Director hereby authorizes the Company, in its sole discretion, to deposit the Shares with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form during the term of the Escrow pursuant to Section 6. Furthermore, the Director hereby authorizes the Company, in its sole discretion, to deposit, following the term of such Escrow, for the benefit of the Director with any broker with which the Director has an account relationship of which the Company has notice any or all Shares which are no longer subject to such Escrow. Except as provided by the foregoing, a certificate for the Shares shall be registered in the name of the Director, or, if applicable, in the names of the heirs of the Director.

3.4 Issuance of Shares in Compliance with Law. The issuance of the Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Shares, the Company may require the Director to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4. VESTING OF SHARES.

4.1 Normal Vesting. Except as provided by Sections 4.2 or 4.3, the Shares shall vest and become Vested Shares as provided in the Notice.

4.2 Acceleration of Vesting in Connection with a Change in Control. In the event that: one or more of the following events occurs (a) any merger, consolidation, recapitalization, reorganization, acquisition or other business combination involving the Company, other than (i) any transaction in which the Company is the surviving entity and the holders of the outstanding voting securities of the Company immediately prior to the transaction receive or retain securities representing more than 50% of the voting power of all of the securities of the Company outstanding immediately after the transaction (with each holder’s voting power relative to other holders remaining substantially unchanged) or (ii) any transaction the purpose of which is to change the jurisdiction of organization of the Company and in which outstanding Awards under the Plan are assumed by the surviving entity, as determined by the Board; (b) any person, group or entity is or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting power of all of the then-outstanding securities of the Company; or

(c) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or the approval by the stockholders of the Company of a plan of complete liquidation, then any portion of the Award which has not yet vested shall, immediately prior to the record date for distribution with respect to such event, or if there is no such record date, then immediately prior to such event, become immediately vested.

4.3 Acceleration of Vesting Upon Certain Terminations.

(a) In the event that the Director’s service is terminated as a result of the Director’s death or Disability, then any portion of the Award which has not yet vested shall become immediately vested. For this purpose, “Disability” shall mean the permanent and total disability of the Director within the meaning of Section 22(e)(3) of the Code.

(b) In addition, if the Director’s service terminates due to either (i) his or her failure to be re-elected to the Board despite standing for re-election, or (ii) if the Company requests that the Director not stand for re-election, then any portion of the Award which has not yet vested shall become immediately vested. If, however, the Director either voluntarily terminates his service, or decides not to stand for re-election for any reason other than a request from the Company, he or she will forfeit any unvested Shares when his or her service terminates.

5. COMPANY REACQUISITION RIGHT.

5.1 Grant of Company Reacquisition Right. In the event that (a) the Director’s service terminates for any reason other than as provided in Section 4.3, or (b) the Director, or other holder of the Shares, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to a transaction approved by the Company), including, without limitation, any transfer to a nominee or agent of the Director, any Shares which are not Vested Shares (“Unvested Shares”), the Company shall automatically reacquire the Unvested Shares, and the Director shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2 Dividends, Distributions and Adjustments. Upon the occurrence of a dividend or distribution to the stockholders of the Company paid in Shares or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 8, any and all new, substituted or additional securities or other property (other than regular, periodic dividends paid on Shares pursuant to the Company’s dividend policy) to which the Director is entitled by reason of the Director’s ownership of Unvested Shares shall be immediately subject to the Company Reacquisition Right and included in the terms “Shares,” and “Unvested Shares” for all purposes of the Company Reacquisition Right with the same force and effect as such Unvested Shares immediately prior to the dividend, distribution or adjustment, as the case may be.

6. ESCROW.

6.1 Appointment of Agent. To ensure that Shares subject to the Company Reacquisition Right will be available for reacquisition, the Director and the Company hereby appoint the Secretary of the Company, or any other person designated by the Company, as their agent and as attorney-in-fact for the Director (the “Agent”) to hold any and all Unvested Shares and to sell, assign and transfer to the Company any such Unvested Shares reacquired by the Company pursuant to the Company Reacquisition Right. The Director understands that appointment of the Agent is a material inducement to make this Agreement and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the Director while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

6.2 Establishment of Escrow. The Director authorizes the Company to deposit the Unvested Shares with the Company’s transfer agent to be held in book entry form, as provided in Section 3.3, and the Director agrees to deliver to and deposit with the Agent each certificate, if any, evidencing the Shares and an Assignment Separate from Certificate with respect to such book entry shares and each such certificate duly endorsed (with date and number of Shares blank) in the form attached to the Notice, to be held by the Agent under the terms and conditions of this Section 6 (the “Escrow”). Upon the occurrence of a change in the capital structure of the Company, as described in Section 7, in the character or amount of any outstanding stock of the corporation the stock of which is subject to the provisions of this Agreement, any and all new, substituted or additional securities or other property to which the Director is entitled by reason of his or her ownership of the Shares that remain subject to the Company Reacquisition Right shall be immediately subject to the Escrow to the same extent as the Shares immediately before such event. The Company shall bear the expenses of the Escrow.

6.3 Delivery of Shares to Director. The Escrow shall continue with respect to any Shares for so long as such Shares remain subject to the Company Reacquisition Right. Upon termination of the Company Reacquisition Right with respect to Shares, the Company shall so notify the Agent and direct the Agent to deliver such number of Shares to the Director. As soon as practicable after receipt of such notice, the Agent shall cause to be delivered to the Director the Shares specified by such notice, and the Escrow shall terminate with respect to such Shares.

7. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the fair market value of Shares, appropriate adjustments shall be made in the number and kind of shares subject to the Award, in order to prevent dilution or enlargement of the Director’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

8. RIGHTS AS A STOCKHOLDER OR DIRECTOR.

The Director shall have no rights as a stockholder with respect to any Shares subject to the Award until the date of the issuance the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 7. Subject the provisions of this Agreement, the Director shall exercise all rights and privileges of a stockholder of the Company with respect to Shares deposited in the Escrow pursuant to Section 6. Nothing in this Agreement shall confer upon the Director any right to continue in the service of the Company or any Subsidiary or interfere in any way with any right of such entities to terminate the Director’s service at any time.

9. LEGENDS.

The Company may at any time place legends referencing the Company Reacquisition Right and any applicable federal, state or foreign securities law restrictions on all certificates representing the Shares. The Director shall, at the request of the Company, promptly present to the Company any and all certificates representing the Shares in the possession of the Director in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THIS CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

10. TRANSFERS IN VIOLATION OF AGREEMENT.

No Shares may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement until the date on which such shares become Vested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred. In order to enforce its rights under this Section, the Company shall be authorized to give a stop transfer instruction with respect to the Shares to the Company’s transfer agent.

11. MISCELLANEOUS PROVISIONS.

11.1 Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Director’s rights under this Agreement without the consent of the Director unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

11.2 Nontransferability of the Award. The right to acquire Shares pursuant to the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Director or the Director’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Director’s lifetime only by the Director or the Director’s guardian or legal representative.

11.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

11.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Director and the Director’s heirs, executors, administrators, successors and assigns.

11.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Director by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Director electronically. In addition, the parties may deliver electronically any notices called for in connection with the Escrow and the Director may deliver electronically the Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Director acknowledges that the Director has read Section 11.5(a) of this Agreement and consents to the electronic delivery of the Plan documents, the Notice and notices in connection with the Escrow, as described in Section 11.5(a). The Director acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Director by contacting the

Company by telephone or in writing. The Director further acknowledges that the Director will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Director understands that the Director must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Director may revoke his or her consent to the electronic delivery of documents described in Section 11.5(a) or may change the electronic mail address to which such documents are to be delivered (if Director has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Director understands that he or she is not required to consent to electronic delivery of documents described in Section 11.5(a).

11.6 Integrated Agreement. The Notice, this Agreement and the Plan shall constitute the entire understanding and agreement of the Director and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Director and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

11.7 Applicable Law. This Agreement shall be governed by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within the State of New York.

11.8 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.